                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    CRAGAR INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            CRAGAR INDUSTRIES, INC.
                             4636 NORTH 43RD AVENUE
                             PHOENIX, ARIZONA 85031

                            ------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 1998

                            ------------------------

To our Shareholders:

    The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Cragar Industries, Inc. (the "Company") will be held at 10 a.m., Pacific Standard Time, on Friday, May 15, 1998, at 4636 North 43rd Avenue, Phoenix, Arizona, for the following purposes:

    1. To elect four directors to the Board of Directors to serve for a one-year term; and

    2. To transact such other business as may properly come before the Annual Meeting.

    Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on April 17, 1998 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. So far as management is aware, the matters described in this Proxy Statement will be the only ones to be acted upon at the meeting. If any other matters properly come before the meeting or any adjournment thereof, the proxy committee named in the enclosed proxy will vote on those matters in accordance with its judgment. A copy of the Company's 1997 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          Michael L. Hartzmark
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Phoenix, Arizona
April 22, 1998

                                   IMPORTANT

SHAREHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                            CRAGAR INDUSTRIES, INC.
                             4636 NORTH 43RD AVENUE
                             PHOENIX, ARIZONA 85031

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished to the shareholders of Cragar Industries, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 15, 1998. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about April 22, 1998 to shareholders of record at the close of business on April 17, 1998.

    A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or
(iii) sending written notice of revocation to the Secretary of the Company at 4636 North 43rd Avenue, Phoenix, Arizona 85031.

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph.

                         VOTING SECURITIES OUTSTANDING

    Only holders of record of Common Stock at the close of business on April 17, 1998 will be entitled to vote at the Annual Meeting. At that date, there were 2,453,990 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting on any matters.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of five members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. The present terms of Michael L. Hartzmark, Sidney Dworkin, Mark Schwartz, Donald E. McIntyre, and Edward E. Faber, all of whom are incumbent directors, will expire at the Annual Meeting. Messrs. Hartzmark, Dworkin, Schwartz, and McIntrye have been nominated for re-election as directors of the Company and, unless otherwise instructed, the proxy holders will vote the proxies received by them for their re-election. Following the Annual Meeting, the Board seat currently held by Mr. Faber, who will not seek re-election, will remain vacant. The Company is currently evaluating prospective nominees and anticipates that a new director will be appointed by a vote of the majority of the Board to serve until the Company's next annual meeting.

    The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.

                 INFORMATION CONCERNING DIRECTORS AND OFFICERS

    Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors and executive officers is set forth below.

NAME                                     AGE                                     POSITION
-----------------------------------      ---      ----------------------------------------------------------------------
Michael L. Hartzmark, Ph.D.........          42   President, Treasurer, Chief Executive Officer, and Director
Sidney Dworkin(1)(2)...............          76   Director
Mark Schwartz(1)(2)................          47   Director
Donald E. McIntyre(1)(2)...........          73   Director
Edward E. Faber(1)(2)(3)...........          65   Director
Anthony W. Barrett.................          49   Vice President of Sales Operations
Michael R. Miller..................          39   Secretary and Chief Operating Officer
Michael G. Burroughs...............          46   Executive Vice President

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Will not seek re-election

    MICHAEL L. HARTZMARK joined the Company as a full-time employee in May 1993 and has served as its President and Chief Executive Officer since June 4, 1993, and as a director since January 1, 1993. Prior to joining the Company, Dr. Hartzmark was an economic consultant (as President of EconOhio Corporation) and a financial consultant (as President of MDA Financial, Inc.). EconOhio wrote business plans for and provided advice to a variety of companies. MDA provided financial consulting services to small and medium-size companies, as well as assistance to oil and gas and real estate limited partnerships. From 1987 to 1989, Dr. Hartzmark was Senior Economist at Lexecon, Inc., a Chicago-based economics and law consulting firm. Dr. Hartzmark was the John M. Olin Visiting Scholar at the University of Chicago and an Assistant Professor at the University of Michigan. He has also worked for the Treasury Department and the Commodity Futures Trading Commission. Dr. Hartzmark earned his M.A. and Ph.D. degrees in economics at the University of Chicago. He holds a B.A. in economics from the University of Michigan.

    SIDNEY DWORKIN has served as a director of the Company since December 1994. Mr. Dworkin served as President and Chairman of the Board of Revco Drugstore Company, Inc. until October 1987. Mr. Dworkin currently serves as a member of the Board of Directors of Comtrex Systems, Inc., Northern International Technologies, Inc., and CCA Industries, Inc. He is also owner and Chairman of the Board of Advanced Modular Systems, Inc., a privately-held manufacturer of modular buildings. His experiences range across a multitude of industries including, among others, pharmaceuticals, computer hardware and software, modular housing, and consumer products.

    MARK SCHWARTZ has served as a director of the Company since January 1993. Mr. Schwartz is President of G&S Metal Products, Inc., one of the largest producers of consumer metal products in the United States. The company's headquarters in Cleveland, Ohio include a major manufacturing facility. G&S Metal Products sells its products to major retailers (e.g., K-Mart, Target, and WalMart), many through private label programs. Mr. Schwartz is also President of G&S Machine Tools, Inc. and Vice President of Porcelen, Inc. Mr. Schwartz has extensive export and import experience.

    DONALD E. MCINTYRE has served as a director of the Company since June 1996. Mr. McIntyre is currently active nationally in merger and acquisition work in association with Chapman Associates. Until its sale in February 1997, he was also interim CEO at Capital Electric Group. From 1964 to 1981, he was Chairman of the Board, President, and CEO of Custom Products Corporation, a multi-plant manufacturing and distribution company. Mr. McIntyre currently serves as a member of the Board of Directors of Capital Electric Group, the Joray Corporation, and Watkins Shepard Inc. Mr. McIntyre holds a B.S. from Iowa State University and attended post-graduate courses at Michigan State University and Drake.

    EDWARD E. FABER has served as a director of the Company since November 1996. Mr. Faber is currently President and C.E.O. of Faber Consulting, Inc., which consults with small, emerging companies on a variety of corporate matters, including turnaround strategies. From 1991 to 1992, he served as President and Chief Executive Officer of SuperCuts, Inc., where he was responsible for organizing and executing a successful initial public stock offering. From 1990 until the company was sold in 1991, Mr. Faber served as Vice Chairman and Chief Executive Officer of Dataphaz. In 1976, Mr. Faber was the founding President of Computerland Corporation. He retired from Computerland Corporation in 1983, but was brought back in 1985 to serve as Chairman and Chief Executive Officer until 1987 when the company was sold. He remained as Vice Chairman until 1990. Mr. Faber currently serves as a member of the Board of Directors of Integrated Circuits Engineering Corp., Salgene Corp., Cotelligent Systems, Inc., Great American Backrub Stores, and Pnoenix Receivables. Mr. Faber holds a degree in Industrial and Labor Relations from Cornell University and was an officer in the United States Marine Corps.

    ANTHONY W. BARRETT joined the Company in August 1995. In addition to serving as Vice President of Sales Operations, Mr. Barrett also serves as the Company's principal financial and accounting officer. He has over 25 years of experience in manufacturing. He has had extensive experience in finance and accounting, operations, sales, marketing and production. From 1980 to 1993, Mr. Barrett served as Vice President--Finance, Vice President--Retail Operations and Vice President--Canadian Operations at F.E. Myers, a manufacturer and assembler of pumps. His responsibilities included overseeing finance, production, operations, and sales. Prior to 1980, Mr. Barrett worked for 10 years at ITT. Mr. Barrett holds a B.A. from Malone College.

    MICHAEL R. MILLER joined the Company as a full-time employee in November 1996 after serving as a consultant to the Company for three months. He has over 16 years of experience with manufacturing companies working either as a senior executive or consultant. From 1992 to 1996, Mr. Miller was employed at Form Rite, a $110 million supplier of fluid handling systems to Ford, GM, Chrysler, Mercedes, Nissan, and TRW. He assisted with the sale of Form Rite to Siebe plc., a large British firm. Prior to the sale, he had worldwide responsibility for sales and engineering efforts. Mr. Miller was Vice President of Operations for Mr. Gasket Company, Inc. and had operating responsibility for CRAGAR from 1988 to 1992. He joined Mr. Gasket from the consulting practice of Deloitte & Touche after completing a restructuring project at CRAGAR Industries. Mr. Miller has a B.S. in Business Administration from the University at Albany and a Master of Business Administration from Rochester Institute of Technology.

    MICHAEL G. BURROUGHS joined the Company in April 1997. He has over 20 years of marketing experience in the automotive aftermarket. From 1996 to 1997 he served as Vice President for Relco Corporation. Prior to that he was President of Burroughts & Associates, a marketing and advertising firm specializing in the automotive aftermarket. Mr. Burroughs earned his undergraduate degree at UCLA and holds a Master of Business Administration from University of Southern California.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the year ended December 31, 1997, the Board of Directors of the Company met or acted by written consent on eight occasions. Each of the Company's directors attended more than 75% of the meetings of the Board of Directors.

    COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors, which met four times during 1997, reviews all aspects of compensation of officers of the Company and determines or makes recommendations on such matters to the full Board of Directors. The Compensation Committee consists of Mssrs. Dworkin, Schwartz, McIntyre, and Faber.

    AUDIT COMMITTEE. The Audit Committee, which met four times during 1997, represents the Board of Directors in evaluating the quality of the Company's financial reporting process and internal financial controls through consultations with the independent auditors, internal management and the Board of Directors. The Audit Committee consists of Mssrs. Dworkin, Schwartz, McIntyre, and Faber.

    EXECUTIVE COMMITTEE. The Executive Committee, which met several times during 1997, has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers that, by law, cannot be delegated by the Board of Directors. The Executive Committee consisted of Mssrs. Hartzmark, Faber, and McIntrye.

    OTHER COMMITTEES. The Company does not maintain a standing nominating committee or other committees performing similar functions. Nominations of persons to be directors are considered by the full Board of Directors.

                             EXECUTIVE COMPENSATION

    The following table sets forth for each of the last three fiscal years the total compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer, and (ii) each of the Company's other executive officers whose annual salary and bonus exceeded $100,000 during fiscal 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM COMPENSATION
                                                            ANNUAL COMPENSATION             --------------------------------
                                                  ----------------------------------------   SECURITIES
                                                                           OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY      BONUS      COMPENSATION     STOCK OPTIONS    COMPENSATION
-------------------------------------  ---------  ----------  ---------  -----------------  -------------  -----------------
Michael L. Hartzmark.................       1997  $  125,000     --             --               20,000(2)        --
  President & Chief                         1996  $  110,000     --             --               20,000(1)        --
  Executive Officer                         1995  $   96,000     --             --               --               --

Michael Miller.......................       1997  $   99,999  $  20,000         --               17,000(2)        --
                                            1996  $   99,999                                      8,000(1)

Michael Burroughs....................       1997  $  120,000     --             --               25,000(2)        --

------------------------

(1) Each option is exercisable at $5.60 to purchase one share of Common Stock, which was the fair market value on the date of grant.

(2) Each option is exercisable at $5.125 to purchase one share of Common Stock, which was the fair market value on the date of grant.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1997 to the Named Executive Officers.

                                             NUMBER OF                                  EXERCISE
                                            SECURITIES         % OF TOTAL OPTIONS         PRICE
                                            UNDERLYING       GRANTED TO EMPLOYEES IN      (PER
NAME                                      OPTIONS GRANTED          FISCAL YEAR          SHARE)(1)    EXPIRATION DATE
--------------------------------------  -------------------  -----------------------  -------------  ---------------
Michael L. Hartzmark..................          20,000                   16.6%          $   5.125       May 16, 2002
  President & Chief
  Executive Officer

Michael Miller........................          17,000                   14.1%          $   5.125       May 16, 2002

Michael Burroughs.....................          25,000                   20.8%          $   5.125       May 16, 2002

Anthony Barrett.......................          17,000                   14.1%          $   5.125       May 16, 2002

------------------------

(1) All options were granted with an exercise price equal to the fair market value on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUE AS OF DECEMBER
  31, 1997

    The following table sets forth information with respect to the exercise and value of stock options issued during the fiscal year ended December 31, 1997, to the Named Executive Officers.

                                                                                                         VALUE OF
                                                                            NUMBER OF SECURITIES        UNEXERCISED
                                                                           UNDERLYING UNEXERCISED      IN-THE-MONEY
                                                                             OPTIONS AT FISCAL       OPTIONS AT FISCAL
                                                                                YEAR END (#)           YEAR END ($)
                                  SHARES ACQUIRED ON                     --------------------------  -----------------
NAME                                   EXERCISE         VALUE REALIZED   EXERCISABLE  UNEXERCISABLE     EXERCISABLE
-------------------------------  ---------------------  ---------------  -----------  -------------  -----------------
Michael L. Hartzmark...........                0                             20,000        20,000                0
  President & Chief
  Executive Officer

Michael Miller.................                0                              2,667        22,333                0

Michael Burroughs..............                0                              5,000        20,000                0

Anthony Barrett................                0                              2,167        21,333                0


NAME                                UNEXERCISABLE
-------------------------------  -------------------
Michael L. Hartzmark...........               0
  President & Chief
  Executive Officer
Michael Miller.................               0
Michael Burroughs..............               0
Anthony Barrett................               0

EMPLOYMENT AGREEMENTS

    The Company has employment agreements in place with respect to Michael Miller, Michael Burroughs and Anthony Barrett. With respect to Mr. Burroughs, the Company has terminated his employment effective April 23, 1998 and will pay him severance over the next 12 months. No other severance arrangements exist with the other Employment Agreements. Terms of the Employment Agreements relate to non-competition, acceptable behavior and requirements of confidentiality.

DIRECTOR COMPENSATION

    The Company pays all non-employee directors $1,500 for attendance at the Company's quarterly and annual meetings of directors, $500 per month for serving on the Executive Committee meetings and attending related meetings, and $250 for any other committee meetings attended. In addition, directors may be reimbursed for certain expenses in connection with attendance at board and committee meetings.

    Directors who are not employees of the Company receive nonqualified stock options pursuant to a formula grant provision of the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Sidney Dworkin, Edward Faber, Don McIntrye and Mark Schwartz were granted options in May 1997 to purchase 5,300 shares each.

CHANGE OF CONTROL PROVISIONS

    Each outstanding option granted under the Directors' Plan becomes immediately fully exercisable if (i) there occurs any transaction that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company, (ii) the stockholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (iii) the stockholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than 5% of such stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and
(iv) all directors and officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                           NUMBER OF SHARES
                                                                             BENEFICIALLY     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                        OWNED(2)        TOTAL(3)
-------------------------------------------------------------------------  -----------------  -----------
Michael L. Hartzmark, Ph. D.(4)..........................................        100,468            4.09%
Mark Schwartz(5).........................................................        149,070            6.07%
Sidney Dworkin(6)........................................................        371,435           15.14%
Harry Schwartz(7)........................................................        167,504            6.83%
Donald E. McIntrye.......................................................          5,300            0.02%
Ed Faber.................................................................          5,300            0.02%
Anthony Barrett(8).......................................................          2,667            0.01%
Michael Miller(8)........................................................          2,167            0.01%
Michael Burroughs(8).....................................................          5,000            0.01%
All executive officers and directors as a group (nine persons)...........        808,911           32.96%

------------------------

(1) Unless otherwise noted, the address of each of the listed stockholders is c/o Cragar Industries, Inc. 4636 N. 43rd Avenue, Phoenix, Arizona 85031.

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option or warrant.

(3) In calculating percentage ownership, all shares of Common Stock that the named stockholder has the right to acquire within 60 days upon exercise of any option or warrant are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. Shares and percentages beneficially owned are based upon 2,453,990 shares outstanding on March 31, 1998.

(4) Includes 31,960 shares owned by MDA Financial, Inc. of which Mr. Hartzmark is a beneficial owner; and 20,000 shares purchasable upon exercise of options.

(5) Includes 8,100 shares purchasable upon exercise of options, and 22,222 shares purchasable upon exercise of Warrants from the Series A Preferred Stock private placement. (Does not include 1,500 shares of Series A Preferred Stock).

(6) Includes 7,400 shares purchasable upon exercise of options, 10,533 shares owned by CN Partners of which Mr. Dworkin is a one-fifth beneficial owner, and 44,444 shares purchasable upon exercise of Warrants from the Series A Preferred Stock private placement. (Does not include 3,000 shares of Series A Preferred Stock).

(7) Includes 10,533 shares owned by CN Partners of which Mr. Schwartz is a one-fifth beneficial owner, and 22,222 shares purchasable upon exercise of Warrants from the Series A Preferred Stock private placement. (Does not include 1,500 shares of Series A Preferred Stock).

(8) Includes employee or director options which have vested or will vest by May 31, 1998.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

    On September 30, 1996, the Company agreed to convert a $350,000 promissory note held by Sidney Dworkin into 68,056 shares of Common Stock upon the completion of the Company's initial public offering.

    On September 30, 1995, the Company entered into a First Note Amendment with the holders of the Company's "1993 Junior Notes." Pursuant to this Amendment, the Company agreed to increase the interest rate on the 1993 Junior Notes from 6% to 8% per annum. Also pursuant to this Amendment, the Company agreed to issue shares of its Common Stock to holders of the 1993 Junior Notes, and the holders of the 1993 Junior Notes agreed to accept such Common Stock, in lieu of interest that had accrued on the 1993 Junior Notes. Pursuant to this agreement, holders of the 1993 Junior Notes received 2,153 shares of the Company's Common Stock for every $100,000 of interest payable. Among the holders of 1993 Junior Notes included Sidney Dworkin and CN Partners in which Lee Hartzmark, father of Michael L. Hartzmark, Harry Schwartz, father of Mark Schwartz, and Sidney Dworkin each have a one-fifth beneficial interest. On September 30, 1996, the Company entered into a Second Note Amendment with the holders of the 1993 Junior Notes. Pursuant to this Amendment, the outstanding principal and interest under the 1993 Junior Notes automatically converted into 291,666 shares of the Company's Common Stock (19,444 shares per $100,000 principal amount) upon the closing of the Company's initial public offering.

    On July 1, 1996, the Company obtained bridge financing totaling $1,500,000 (the "Bridge Financing"). Each lender that participated in the Bridge Financing (collectively, the "Lenders") received from the Company, as consideration, (i) the Company's promissory note in the principal amount of the Lender's investment (the "Bridge Note"), and (ii) 8,400 Class C Warrants for each $100,000 the Lender invested in connection with the Bridge Financing. Each Class C Warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $3.25 per share. In December 1996, the Company repurchased the Bridge Notes. Among the individuals that participated in the Bridge Financing (with amount invested in parenthesis) included Mark Schwartz ($100,000), and Harry Schwartz ($100,000).

    Lee Hartzmark, the father of Michael L. Hartzmark, is a Senior Vice President with Fahnestock & Co., Inc., which served as a selected dealer in connection the Company's initial public offering. On June 20, 1996, Mr. Hartzmark entered into an agreement with Performance Industries, Inc. ("Performance," and formerly Mr. Gasket Company, Inc., the seller of the Cragar assets) whereby he was assigned the rights to an unsecured promissory note and a non-compete agreement between Performance and the Company. The unsecured promissory note and non-compete agreement had outstanding principal balances of $1,066,098 and $44,118, respectively, at June 20, 1996. Mr. Hartzmark paid Performance $700,000 in consideration of the assignment. On July 1, 1996, the Company completed a bridge financing totaling $1,500,000. A portion of the bridge proceeds were used to pay the unsecured promissory note and non-compete agreement obligations held by Mr. Hartzmark for $700,000, plus $79,727 for interest and service charges related to the assignment.

    From January to March 1998, the Company raised $2.25 million from a private placement of 22,500 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and related Warrants. The private placement was made to a group of accredited investors and included the conversion of $900,000 of existing debt held by Mr. Lee Hartzmark, Mr. Mark Schwartz and Mr. Sidney Dworkin into equity.

    Holders of Series A Preferred Stock are entitled to receive cumulative dividends equal to 7% per annum on the Stated Value of the Series A Preferred Stock ($100 per share).

    In connection with the issuance of the Series A Preferred Stock, the Company also granted Warrants to the holders of the Series A Preferred Stock to acquire up to 333,333 shares of the Company's Common Stock at an exercise price of $8.10 per share or 15 warrants per $100 investment. The Warrants may be exercised at any time on or before January 23, 2001, three years after the date of issuance of the Series A

Preferred Stock. Officers, directors and family members who purchased Series A Preferred Stock are listed below.

                                                                              NUMBER OF SHARES
                                                                             -------------------
Sidney Dworkin.............................................................           3,000
Lee Hartzmark..............................................................           3,000
Mark Schwartz..............................................................           1,500
Harry Schwartz.............................................................           1,500

    The Company believes that all transactions it has entered into with affiliates are at arm's length and on terms equivalent or similar to terms under which the Company would conduct business with unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of these filing requirements were satisfied during the year ended December 31, 1997.

                               RELATIONSHIP WITH
                            INDEPENDENT ACCOUNTANTS

    The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1997 was KPMG Peat Marwick, LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than January 6, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to the Secretary of the Company at 4636 North 43rd Avenue, Phoenix, Arizona 85031.

                                 OTHER MATTERS

    The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                          Cragar Industries, Inc.

                                          Michael L. Hartzmark
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 22, 1998

                           CRAGAR INDUSTRIES, INC.
                     1998 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Michael L. Hartzmark and Michael R. Miller, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated on the reverse, all shares of Common Stock of CRAGAR INDUSTRIES, INC. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held on Friday, May 15, 1998, at 10:00 a.m., Mountain Standard Time, at 4636 North 43rd Avenue, Phoenix, Arizona, and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse.

       (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                          ANNUAL MEETING OF SHAREHOLDERS
                             CRAGAR INDUSTRIES, INC.

                                 MAY 15, 1998



                                   PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------------------------------------------
A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.



                   FOR       WITHHELD       NOMINEES:
  1: Election of                                 Michael L. Hartzmark                       Change of Address/
     Directors     / /         / /               Sidney Dworkin                      Comments on reverse side / /
                                                 Mark Schwartz
For: except vote withheld from the               Donald E. McIntyre           I plan to         I do not plan
following nominee(s)                                                             attend             to attend
                                                                            the meeting / /       the meeting / /
--------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
NOMINEES.                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE.





SIGNATURE(S)                                                                                        DATE
            -------------------------------------------   ------------------------------------          ------------
                                                               SIGNATURES IF HELD JOINTLY
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
      ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
